EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Royal Bank of Canada
Address:	200 Bay Street Toronto, Ontario Canada M5J 2J5
Date of Event Requiring Statement (Month/Day/Year):	June 1, 2017
Issuer Name and Ticker or Trading Symbol:	Invesco Pennsylvania Value Municipal Income Trust (VPV)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	ROYAL BANK OF CANADA By: /s/ John Penn[5] Name: John Penn Title: Authorized Signatory Date: June 2, 2017

5 This Joint Filer Information was executed by John Penn pursuant to the power of attorney filed with the Securities and Exchange Commission on August 9, 2013 in connection with a Schedule 13G/A for RMR Real Estate Income Fund, which power of attorney is incorporated herein by reference.

Item	Information
Name:	RBC Municipal Products, LLC
Address:	3 World Financial Center 200 Vesey Street New York, New York 10281
Date of Event Requiring Statement (Month/Day/Year):	June 1, 2017
Issuer Name and Ticker or Trading Symbol:	Invesco Pennsylvania Value Municipal Income Trust (VPV)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	RBC Municipal Products, LLC By: Joseph Huesman Name: Joseph Huesman Title: President Date: June 2, 2017